UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2025

GOLUB CAPITAL PRIVATE CREDIT FUND

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01555	92-2030260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, 25th Floor, New York, NY 10166

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 25, 2025 (the “Closing Date”), Golub Capital Private Credit Fund CLO-R (formerly known as Golub Capital Private Credit Fund CLO) (the “CLO Issuer”), an indirect, wholly owned subsidiary of Golub Capital Private Credit Fund (the “Company”), completed a $931,550,000 term debt securitization (the “CLO Reset Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by a subsidiary of the Company, which is consolidated by the Company and subject to the Company’s overall asset coverage requirement.

On the Closing Date and in connection with the CLO Reset Securitization, the CLO Issuer entered into a Note Purchase Agreement (the “Purchase Agreement”) with SG Americas Securities, LLC, as the initial purchaser (the “Initial Purchaser”), pursuant to which the Initial Purchaser agreed to purchase certain of the notes to be issued pursuant to an indenture as part of the CLO Reset Securitization.

The notes offered in the CLO Reset Securitization consist of $500,000,000 of AAA Class A-1R Senior Secured Floating Rate Notes due 2037, which bear interest at the three-month secured overnight financing rate published by the Federal Reserve Bank of New York (“SOFR”) plus 1.45% (the “Class A-1 Notes”); $76,200,000 of AAA Class A-2R Senior Secured Floating Rate Notes due 2037, which bear interest at the three-month SOFR plus 1.65% (the “Class A-2 Notes”); $69,700,000 of AA Class B-R Senior Secured Floating Rate Notes due 2037, which bear interest at the three-month SOFR plus 1.48% (the “Class B Notes” and, together with the Class A-1 Notes and Class A-2 Notes, the “Secured Notes”). Additionally, on the Closing Date the CLO Issuer issued $285,650,000 Subordinated Notes due 2125 (the “Subordinated Notes”), which do not bear interest. The Secured Notes together with the Subordinated Notes are collectively referred to herein as the “2025 Notes”. The Company will indirectly retain the Class B Notes and Subordinated Notes in whole, and the Class A-2 Notes in part.

The CLO Reset Securitization is backed by a diversified portfolio of senior secured and second lien loans. Through October 26, 2029, all principal collections received on the underlying collateral may be used by the CLO Issuer to purchase new collateral under the direction of GC Advisors LLC, the Company’s investment adviser (“GC Advisors”), in its capacity as collateral manager of the CLO Issuer, in accordance with the Company’s investment strategy and subject to customary conditions set forth in the documents governing the CLO Reset Securitization, allowing the Company to maintain the initial leverage in the CLO Reset Securitization. The Secured Notes are due in 2037. The Subordinated Notes are due in 2125.

Under the terms of the amended and restated loan sale agreement entered into upon the Closing Date (the “Amended and Restated Master Loan Sale Agreement”) that provides for the sale of assets from time to time on and after the Closing Date (each such date, a “Purchase Date”) from the Company to Golub Capital Private Credit Fund CLO Depositor, a statutory trust formed under the laws of the State of Delaware (the “Intermediate Seller”) and from the Intermediate Seller to the CLO Issuer: (1) the Company may sell and/or contribute to the Intermediate Seller its ownership interest in certain portfolio company investments for the purchase price and other consideration set forth in the Amended and Restated Master Loan Sale Agreement and (2) Intermediate Seller, in turn, shall sell to the CLO Issuer all of its ownership interest in such portfolio loans for the purchase price and other consideration set forth in the Amended and Restated Master Loan Sale Agreement. Following these transfers, the CLO Issuer, and not the Intermediate Seller or the Company, will hold all of the ownership interest in such portfolio company investments. The Company made customary representations, warranties and covenants in the Amended and Restated Master Loan Sale Agreement.

The Company used a portion of the proceeds from the CLO Reset Securitization to fully redeem its $693.6 million term debt securitization completed on September 21, 2023, in which the CLO Issuer issued an aggregate of $693.6 million of notes and intends to use the remaining proceeds to, among other things, purchase certain loans pursuant to the Amended and Restated Master Loan Sale Agreement.

The Secured Notes are the secured obligation of the CLO Issuer, the Subordinated Notes are the unsecured obligations of the 2025 Issuer, and the indenture governing the 2025 Notes includes customary covenants and events of default. The Secured Notes have not been, and will not be, registered under the Securities Act of 1933, as amended, or any state “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration.

GC Advisors continues to serve as collateral manager to the CLO Issuer under an amended and restated collateral management agreement and is entitled to receive a fee for providing these services. Pursuant to the Company’s investment advisory agreement with GC Advisors (the “Investment Advisory Agreement”), the total fees paid to GC Advisors for rendering collateral management services, which will be less than the management fee payable under the Investment Advisory Agreement, will be offset against such management fee.

The descriptions of the documentation related to the CLO Reset Securitization contained in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the underlying agreements, attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 incorporated into this Current Report on Form 8-K by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this current report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1*	Amended and Restated Indenture, dated as of September 25, 2025, by and between Golub Capital Private Credit Fund CLO-R, as Issuer, and Wilmington Trust, National Association, as Trustee.

10.2	Amended and Restated Note Purchase Agreement, dated as of September 25, 2025, by and between Golub Capital Private Credit Fund CLO-R, as Issuer, and SG Americas Securities, LLC as Initial Purchaser.

10.3	Amended and Restated Collateral Management Agreement, dated as of September 25, 2025, by and between Golub Capital Private Credit Fund CLO-R, as Issuer, and GC Advisors LLC, as Collateral Manager.

10.4*	Amended and Restated Master Loan Sale Agreement, dated as of September 25, 2025, by and among Golub Capital Private Credit Fund, as the Seller, Golub Capital Private Credit Fund CLO Depositor, as Intermediate Seller and Golub Capital Private Credit Fund CLO-R, as Buyer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Exhibits and/or schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and/or schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital Private Credit Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golub Capital Private Credit Fund

Date: October 1, 2025	By:	/s/ Christopher C. Ericson
	Name:	Christopher C. Ericson
	Title:	Chief Financial Officer and Treasurer